VAQUERO PARTNERS, LLC
2 Tiki Circle
Galveston, Texas 77554

April 7, 2004

Itera International Energy Corporation
9995 Gate Parkway, Suite 400
Jacksonville, Florida 32246

RE:	Participation Letter Agreement Welder Lease Prospect Victoria County, Texas

Gentlemen:

Our company is a party to that certain Oil and Gas Lease and Option Agreement dated effective as of August 21, 2003, as amended, by and among the undersigned as lessee and Patricia Edwards Carson, individually and as co-independent executrix under the Will of Pattie Welder Edwards, Deceased, and David Edwards, individually and as co-independent executor under the will of Patty Welder Edwards, deceased, Marie Welder Ford and Diana Welder Hamilton, a widow, as lessors, with respect to certain property hereafter referred to as the “Welder Lease Prospect.” Such lease, known hereafter as the “Welder Lease” is attached hereto as Exhibit “A.”

This letter shall evidence your commitment to participate in the drilling of an initial test well (the “Initial Well”) on the Welder Lease Prospect located in Victoria County, Texas, as follows:

1.

Upon signature by you below and after the satisfaction of all conditions precedent set forth in paragraph 9 below (the “Commencement Date”), you agree to pay over to Vaquero Partners, LLC (“Vaquero”) the sum of $1,000,000.00 in U.S. Dollars (the “Commitment Funds”) for your right to participate in the drilling of said Initial Well as further described and set forth herein. As stated in paragraph 8 hereof, the Commitment Funds shall be deemed a credit applicable to the purchase price of $12 Million dollars payable by you for the purchase of 78% of the common stock, on a fully diluted as converted basis, of Dune Energy, Inc. upon consummation of such transaction.

2.	The Commitment Funds will be allocated as follows:

(a)	$150,000.00 as a prospect fee to be applied towards geological and geophysical costs associated with said prospect; and

(b)

$850,000.00 (less $185,000.00 already paid by you to Vaquero Oil and Gas, Inc. on our behalf), to be applied towards the actual drilling and completion costs (including costs for establishing production facilities, well tie-ins and pipeline hookups, etc.) for said Initial Well. Expenditures from this amount shall be made substantially in accordance with the Authorization For Expenditures attached hereto. The $185,000.00 which you already paid shall be applied by Vaquero Oil and Gas, Inc. at our direction to that certain Drilling Bid Prospect and Daywork Drilling Contract – US between Vaquero Oil and Gas, Inc. and Greywolf Drilling Company LP, a copy of which contract is attached hereto as Exhibit “B.”

(c)

No fee shall be payable to any consultant, finder, investment banker or broker, including the Altitude Group LLC from, on or with respect to, the Commitment Funds, except, however, a fee shall be payable to Altitude Group LLC at the closing of the purchase of stock as provided in paragraph 1 hereof based upon the $12,000,000.00 purchase price for such stock of which the Commitment Funds is a part.

(d)

$730,000.00 of the Commitment funds (less the $185,000.00 already paid) shall be paid to the undersigned upon the Commencement Date. Monthly reports shall be provided by us to you explaining and accounting for the expenditure of these funds. The $270,000.00 balance of the Commitment Funds shall be paid by you to the undersigned when both of us have agreed to expend such funds; except, however, upon certification by us to you that we or Vaquero Oil and Gas, Inc. need to order pipe and related materials associated with completion of the drilling operation, you will advance up to $75,000.00 for such purposes. If, at any time, the operator of the drilling operation decides, subject to the provisions of the JOA described hereinbelow, not to proceed with the drilling operation because it is impractical or for other purposes, then we will sell or cause the sale of the equipment and other materials associated with completion of the drilling operation and return to you the proceeds from such sale and refund the balance of any other unexpended funds advanced by you to us.

3.

Your participation in said Initial Well and all subsequent operations with respect to said Initial Well are initially related to the Upper Wilcox sands (as defined in paragraph 4 below), and the acreage and depths allocated to said Initial Well under the terms of the Welder Lease, and will be governed by the provisions of a Joint Operating Agreement (“JOA”) with Vaquero Oil and Gas, Inc. to be signed by you in the form attached hereto as Exhibit “C”. In the event drilling in the Upper Wilcox sands is not productive, you will have the right, at your option, to test and complete the Initial Well in a shallower zone or to drill and complete the Initial Well in a deeper zone without the payment of an additional prospect fee.

4.

On or before May 21, 2004, operations shall be commenced to drill an initial test well (the “Initial Well”) at a location on the Welder Lease as more particularly identified on the plat attached hereto as Exhibit “D” to a subsurface depth of 9,000 feet sufficient to test the Upper Wilcox sands as found in the Suemaur Exploration & Production Company Welder Heirs No. 3 Well, Victoria County, Texas, API No. 42-469-33408, the top of the Upper Wilcox being found at a log depth of 8,570 feet. All operations for the drilling of said Initial Well shall be governed by said JOA.

5.

It is understood that $850,000.00 of the Commitment Funds will be applied towards the payment of 100% (100% Working Interest) of the costs associated with the drilling and completion of said Initial Well, including all costs associated with connecting the well to a pipeline for sales if necessary, all as more particularly set forth in the Authorization For Expenditure (“AFE”) to be signed by you and is attached hereto as Exhibit “E”. In the event of a dry hole, the AFE shall include all costs necessary for the proper plugging and abandonment of the well. It is hereby understood, that such AFE is an estimate of costs only, and that actual costs may be more than the costs as set forth on the AFE. Accordingly, in the event 100% of the costs as set forth under the AFE exceed $850,000.00, you will be responsible for paying 100% of that portion of the costs exceeding $850,000.00.

6.

Upon commencement of sales of oil and/or gas from the Initial Well, your Working Interest share of all subsequent costs associated with the operation of the Initial Well, including the drilling and operation of any subsequent wells which may be drilled as a replacement well for the Initial Well to the Upper Wilcox sands on the acreage allocated to the Initial Well drilled hereunder, shall be 75%. Your proportionate share of the revenues (“Net Revenue Interest”) obtained from sales of production attributable to said 75% Working Interest in the Initial Well shall bear its proportionate share of the existing leasehold royalty burden of 30%. In summary, upon commencement of sales, your interest in said Initial Well shall be as follows: Working Interest = 75% (75% x 100%), and Net Revenue Interest = 52.5% (75% x 70%). Our interest in the Initial Well shall be as follows: Working Interest equals 25% (25% x 100%), and Net Revenue Interest equals 17.5% (25% x 70%).

7.

By signing in the space provided below, you acknowledge that you have been provided with all of the information you have requested about the Welder Lease Prospect and the Initial Well, and that you have elected to and hereby agree to participate on the terms set forth herein.

8.

Simultaneously upon the closing of a transaction in which you acquire 78% of the outstanding common stock of Dune Energy, Inc., you shall assign your Working Interest in the Initial Well to Dune Energy, Inc. for consideration equal to the Commitment Funds, and you shall receive such number of shares of Dune Energy Inc.’s common stock, equal to $1,000,000 divided by the per share price paid by you at the closing. Furthermore, upon the assignment of such Working Interest to Dune Energy, Inc., as assignee of such Working Interest, there shall be an adjustment in the Working Interest such that Dune Energy Inc.’s interest therein shall be 85% and the interest of Vaquero Oil and Gas, Inc. shall be 15%, notwithstanding the provisions of paragraph 6 hereinabove. This provision shall be in accordance with the Amended and Restated Operating Agreement of Vaquero Partners, LLC as revised by Letter Agreement dated March 31, 2004.

9.

As a condition precedent to consummating the transaction described in this Participation Letter Agreement and as a condition to paying the Commitment funds (other than the $185,000.00 previously paid), Vaquero Partners, LLC shall receive from the lessors under the Welder Lease and deliver to Itera International Energy Corporation a letter in the form of the letter attached hereto as Exhibit “F” or as such letter may be modified in a manner acceptable to Itera International Energy Corporation in its sole discretion.

10.

Upon execution of an amendment to the Welder Lease by the Lessors whereby the Lessors grant additional acreage to Lessees thereunder for drilling the Initial Well, Itera International Energy Corporation shall pay $16,000.00 and Dune Energy, Inc. shall pay $9,000.00 to the Lessors. Such amount shall be wired to Vaquero Partners, LLC who, in turn, will wire such funds to Lessors.

By agreeing to the terms as outlined above, you agree to submit to Vaquero Partners, LLC the Commitment Funds, the signed JOA, and the signed AFE.

VAQUERO PARTNERS, LLC

By:	/s/ Alan Gaines

Authorized Representative

ACCEPTED AND AGREED TO
THIS 7th DAY OF APRIL, 2004

ITERA INTERNATIONAL ENERGY
CORPORATION

By:	/s/ Raissa M. Frenkel

Raissa M. Frenkel Vice President – Chief Operating Officer

JOINDER

     Dune Energy, Inc. hereby joins in this Participation Letter Agreement and consents to and agrees to be bound by the terms hereof. Dune Energy, Inc. hereby unconditionally guarantees the obligations of Vaquero Partners, LLC under this Participation Letter Agreement and shall cause Vaquero Partners, LLC to perform its obligations hereunder.

DUNE ENERGY, INC.

By:	/s/ Alan Gaines

Alan Gaines, Chairman